Conference Call 1Q25-Results

Disclaimer and Forward-Looking Statement This presentation may contain forward-looking statements within the meaning of federal securities law that are subject to risks and uncertainties. These statements are only predictions based upon our current expectations and projections about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “seek,” “forecast,” or the negative of these terms or other similar expressions. The forward-looking statements are based on the information currently available to us. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, among others things: changes in general economic, political, governmental and business conditions globally and in Argentina, changes in inflation rates, fluctuations in the exchange rate of the peso, the level of construction generally, changes in cement demand and prices, changes in raw material and energy prices, changes in business strategy and various other factors. You should not rely upon forward-looking statements as predictions of future events. Although we believe in good faith that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Any or all of Loma Negra’s forward-looking statements in this release may turn out to be wrong. You should consider these forward-looking statements in light of other factors discussed under the heading “Risk Factors” in Company’s Annual Report on Form 20-F, as well as periodic filings made on Form 6-K, which are filed with or furnished to the United States Securities and Exchange Commission. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations. The Company presented some figures converted from Argentine pesos to U.S. dollars for comparison purposes. The exchange rate used to convert Pesos to U.S. dollars was the reference exchange rate (Communication “A” 3500) reported by the Central Bank for U.S. dollars. The information presented in U.S. dollars is for the convenience of the reader only. Certain figures included in this report have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be arithmetic aggregations of the figures presented in previous quarters. Note: Loma Negra’s financial information has been prepared in accordance with the Argentine Securities Commission (Comisión Nacional de Valores-CNV) and with International Financial Reporting Standards. Following the categorization of Argentina as a country with a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with IFRS. Consequently, starting July 1, 2018, the Company is reporting results applying IFRS rule IAS 29. IAS 29 requires that results of operations in hyperinflationary economies are reported as if these economies were highly inflationary as of January 1, 2018, and thus year-to-date, together with comparable results, should be restated adjusting for the change in general purchasing power of the local currency, using official indices. For comparison purposes and a better understanding of our underlying performance, in addition to presenting ‘As Reported’ results, we are also disclosing selected figures as previously reported excluding rule IAS 29. Additional information in connection with the application of rule IAS 29 can be found in our earnings report. 1

A Promising Start to the Year Recovery Still in Early Stages Cement business Dispatches recovered YoY, despite unfavorable weather. LOMA delivered a margin expansion in the first quarter, amid still challenging scenario. As reported results Net revenues reached Ps. 163.2 billion, down 8.9% (US$ 149 million) Adjusted EBITDA stood at Ps. 39.2 billion, down 3.2% (US$ 40 million) Net Profit of Ps. 21.2 billion Consolidated Adjusted EBITDA margin reached 24.0%, with an expansion of 140 bps YoY from 22.6% Robust Balance sheet, with Net Debt of US$ 174 million, representing a Net Debt/LTM Adjusted EBITDA ratio of 0.96x Note: Figures in US dollars result from the calculation of figures expressed in Argentine pesos, as previously reported (without the application of IAS29) and the average exchange rate for each reporting period. 2

• Macro & Industry context • Revenues and Volumes

Recovery Underway After a Challenging 2024 1Q25 Volumes Up 11% YoY 10.4 5.0 -1.6 -1.7 5.0 3.5 3.0 -5.2 -1.7 -2.1 2.1 1.5 20 21 20 22 20 23 20 24 20 25 e 20 26 e 20 27 e 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 GDP Growth1 (YoY Growth, %) Ap r Fe b Ja n M ar M ay N ovJu n Au g D ec Se p O ct 202520222021 2024 Monthly Industry Cement Sales3 (‘000 tons) 2023 -42 -37 -33 -35 -20 -27 -25 -25 -24 -10 -1 4 -43 -36 -27 -33 -14 -26 -18 -20 -15 -6 9 8 17 28 M ar ’2 4 Ap r’ 24 M ay ’2 4 Ju n’ 24 Ju l’2 4 Ag o’ 24 Se p’ 24 O ct ’2 4 N ov ’2 4 D ic ’2 4 Ja n’ 25 Fe b’ 25 M ar ’2 5 Ab r’ 25 ISAC Cement Industry Ju l Industry Cement Sales by Type3 (%) Construction Activity2 & Monthly Industry Cement Sales3 (YoY Growth, %) (1) Source INDEC and BCRA (Argentina Central Bank) Market Expectations (REM) (2) Source INDEC: Construction activity indicator, ISAC (Indicador Sintético de la Actividad) . (3) Based on AFCP which reports standalone cement sales, while Loma Negra reports Cement, Masonry and lime sales (4) Mar’ 25 : As of the date of this presentation, ISAC figures were not released 60% 40% Bag Bulk 4 1Q24 +11% YoY 4

Volumes Begin to Rebound Amid Top Line Contraction Revenue Performance: Cement, masonry & lime: decreased by 10.9% year-over-year, as an 8.9% increase in volumes was offset by softer pricing dynamics, which remained more closely aligned with the evolution of costs Concrete: down 1.4% YoY. Volumes improved 22.8% Railroad: decreased 1.2% YoY. Volumes up 19.9%, while the price was affected by product mix and market conditions Aggregates: decreased by 14.2% year-over-year, despite a 29.0% increase in volumes, as pricing was impacted by an unfavorable product mix amid a challenging competitive environment 1Q25 1Q24 % Chg. Cement, masonry & lime MM Tn 1.15 1.06 8.9% Concrete MM m3 0.10 0.08 22.8% Railroad MM Tn 0.83 0.70 19.9% Aggregates MM Tn 0.28 0.22 29.0% 1Q25 1Q24 % Chg. 142,577 159,497 -10.9% 13,899 14,099 -1.4% 15,124 15,314 -1.2% 4,122 4,802 -14.2% Sales Volumes (1) Revenues (AR$ million) (2) (1) Sales volumes include inter-segment sales (2) Sales revenues include inter-segment sales and Other segments 5 Total Net Revenues 163,151 179,087 -8.9%

• Business Performance

Margin Improves YoY Despite Gross Profit Contraction Consolidated Gross Profit declined 4.7% year-over-year, while margin expanded by 116 basis points to 26.4%. In the Cement segment, cost improvements and lower depreciation helped offset softer price performance. Margin also improved across other business segments, except for Aggregates, which experienced a contraction. SG&A decreased 7.8% YoY. This reduction was mainly driven by lower marketing and IT expenses, as well as reduced salary costs. As a percentage of sales, it reached 11.7%, up 13 bps YoY. 45,276 43,136 1Q24 1Q25 Gross Profit & Margin 20,644 19,027 1Q24 1Q25 Selling, General & Administrative As a % of Sales AR$ Million AR$ Million Gross Margin 25.3% 11.5% 7 26.4% 11.7%

Margin Expansion Supported by Volumes and Cost Efficiencies, Though EBITDA Declines

40 **Consolidated Adjusted EBITDA Million US$**

Down 3.2% in 1Q25 when measured in Ps.

24.0 **Cons. Adj. EBITDA Margin %**

Up 140 bps. YoY

By segments

- **Cement, masonry cement and lime segment** Adjusted EBITDA margin stood at 28.9%, expanding 279 bps YoY, on the back of costs improvements and volume recovery
- **Concrete** Adjusted EBITDA margin up 455 bps. Stood at -5.5% from 10.0% in 1Q24
- **Railroad** Adjusted EBITDA margin contracted by 592 basis points YoY to -5.5%, as the volume recovery was not sufficient to offset the lower top line.
- **Aggregates** Adjusted EBITDA margin dropped sharply to negative 24,7% from -1.1% in 1Q24

Adjusted EBITDA & Margin



AR$ Million
Adjusted EBITDA Margin
22.6%
24.0%
-3.2%
40,481
39,168
1Q24
1Q25

US$ million	42	40

Note: Figures in US dollars result from the calculation of figures expressed in Argentine pesos, as previously reported (without the application of IAS29) and the average exchange rate for each reporting period.

8

• Bottom line • Financial performance

Net Profit breakdown for 1Q25: Adjusted EBITDA decreased by 3.2% YoY Total finance gain of Ps. 8.9 billion in 1Q25 compared to a net gain of Ps. 103.2 billion in 1Q24 Foreign exchange loss of Ps. 8.6 billion in 1Q25, compared to Ps. 12.9 billion loss in 1Q24. Gain on net monetary position was Ps. 25.4 billion in 1Q25 compared to Ps. 154.7 billion in 1Q24, mainly due to a lower effect of inflation adjustments Net Financial expense stood at Ps. 7.9 billion loss compared to a Ps. 38.6 billion loss in the same period of 2024, primarily due to lower interest rate and a lower debt position Net Profit Attributable to Owners of the Company in 1Q25 was Ps. 21.5 billion, down from Ps. 79.1 billion in 1Q24 79,138 21,473 1Q24 1Q25 Net Profit (Loss) Attributable to Owners AR$ Million 103,219 8,907 1Q24 1Q25 Finance Gain (Costs), net AR$ Million Note: Figures in US dollars result from the calculation of figures expressed in Argentine pesos, as previously reported (without the application of IAS29) and the average exchange rate for each reporting period. 10 Lower Financial Gain Reflects Normalization of Inflationary Adjustments

49 Note: Figures in US dollars result from the calculation of figures expressed in Argentine pesos, as previously reported (without the application of IAS29) and the average exchange rate for each reporting period. Cash position and Investments of Ps. 10.6 billion and total debt at Ps. 197.2 billion as of end of 1Q25 Net Debt of Ps. 186.6 billion (US$ 174 MM; up US$ 17 MM on a sequential basis) Net Debt/ LTM Adj. EBITDA ratio stood at 0.96x in 1Q25 slightly up from 0.89x in FY24 In 1Q25, the cash used in Operating Activities reached Ps. 1.3 billion from a utilization of cash of Ps. 12.0 billion in 1Q24, mainly attributable to lower working capital needs Capital expenditures of Ps. 11.1 billion in 1Q25, mainly due to maintenance capex and the 25kg bags project Cash Flow Highlights US$ 84% Ps. 16% Debt by Currency Debt Maturity schedule (principal) US$ Million 10 77 72 Cash Position 2Q25 3Q25 4Q25 2026 29 4 Ps. USD US$ 184 MM 11 Robust Balance Sheet Indebtedness Ratio Remains Below 1x amounts expressed in millions of pesos 1Q25 1Q24 Net cash generated by operating activities (1,326) (12,020) Net cash used in investing activities (11,324) (13,308) Net cash (used in) generated by financing activities 14,966 25,026 Cash and cash equivalents at the end of the period 10,623 9,061

2025 Outlook

Outlook 2025 Promising start to the year, with volumes beginning to recover, though the recovery remains in an early and still incipient phase Macroeconomic stabilization is key to laying the foundation for sustained growth. With optimistic forecasts for Argentina, we maintain our positive growth expectations for 2025. Recent changes in exchange rate policy and the lifting of capital controls could play a significant role in attracting foreign investment and accelerating economic growth. Conditions remain challenging, with demand still in a recovery phase and the industry geared for growth. We remain focused on operational efficiency and safeguarding our profitability. 13

Financial Tables

Adjusted EBITDA Reconciliation & Margin Table 4: Adjusted EBITDA Reconciliation & Margin (amounts expressed in millions of pesos, unless otherwise noted) 2025 2024 % Chg. Adjusted EBITDA reconciliation: Net profit (Loss) 21,250 79,061 -73.1% (+) Depreciation and amortization 14,394 15,710 -8.4% (+) Tax on debits and credits to bank accounts 1,779 1,943 -8.4% (+) Income tax expense 10,652 46,986 -77.3% (+) Financial interest, net 5,640 26,905 -79.0% (+) Exchange rate differences, net 8,604 12,877 -33.2% (+) Other financial expenses, net 2,260 11,732 -80.7% (+) Gain on net monetary position (25,410) (154,733) -83.6% Adjusted EBITDA 39,168 40,481 -3.2% Adjusted EBITDA Margin 24.0% 22.6% +140 bps Three-months ended March 31,

Balance Sheet As of March 31, As of December, 31 2025 2024 ASSETS Non-current assets Property, plant and equipment 1,141,692 1,144,534 Right to use assets 3,231 3,449 Intangible assets 2,824 3,145 Investments 75 75 Goodwill 752 752 Inventories 78,800 72,705 Other receivables 1,797 6,790 Other assets 680 739 Total non-current assets 1,229,852 1,232,188 Current assets Inventories 239,123 219,053 Other receivables 16,819 15,017 Trade accounts receivable 55,653 53,469 Investments 2,053 628 Cash and banks 8,570 8,658 Total current assets 322,218 296,826 TOTAL ASSETS 1,552,070 1,529,014 Table 8: Condensed Interim Consolidated Statements of Financial Position (amounts expressed in millions of pesos, unless otherwise noted) SHAREHOLDER'S EQUITY Capital stock and other capital related accounts 287,064 287,064 Reserves 407,273 407,273 Retained earnings 188,463 166,990 Accumulated other comprehensive income - - Equity attributable to the owners of the Company 882,800 861,326 Non-controlling interests (465) (241) TOTAL SHAREHOLDER'S EQUITY 882,335 861,085 LIABILITIES Non-current liabilities Borrowings 13,481 76,238 Accounts payables - - Provisions 11,538 12,204 Salaries and social security payables 1,034 1,638 Debts for leases 1,645 1,952 Other liabilities 1,012 1,097 Deferred tax liabilities 284,332 284,027 Total non-current liabilities 313,041 377,157 Current liabilities Borrowings 183,746 109,307 Accounts payable 90,418 101,611 Advances from customers 7,507 6,960 Salaries and social security payables 19,273 19,445 Other liabilities - Related companies - - Tax liabilities 53,129 50,859 Debts for leases 1,509 1,507 Other liabilities 1,113 1,082 Total current liabilities 356,694 290,771 TOTAL LIABILITIES 669,735 667,928 TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES 1,552,070 1,529,014

Income Statement (amounts expressed in millions of pesos, unless otherwise noted) 2025 2024 % Change Net revenue 163,151 179,087 -8.9% Cost of sales (120,015) (133,810) -10.3% Gross Profit 43,136 45,276 -4.7% Share of loss of associates - - n/a Selling and administrative expenses (19,027) (20,644) -7.8% Other gains and losses 665 139 377.1% Impairment of property, plant and equipment - - n/a Tax on debits and credits to bank accounts (1,779) (1,943) -8.4% Finance gain (cost), net Gain on net monetary position 25,410 154,733 -83.6% Exchange rate differences (8,604) (12,877) -33.2% Financial income 1,082 356 203.6% Financial expenses (8,981) (38,993) -77.0% Profit (loss) before taxes 31,901 126,047 -74.7% Income tax expense Current (10,347) (18,161) -43.0% Deferred (305) (28,825) -98.9% Net Profit (Loss) 21,250 79,061 -73.1% Net Profit (Loss) for the period attributable to: Owners of the Company 21,473 79,138 -72.9% Non-controlling interests (224) (77) 189.8% NET PROFIT (LOSS) FOR THE PERIOD 21,250 79,061 -73.1% Earnings per share (basic and diluted): 36.8020 135.6333 -72.9% Table 9: Condensed Interim Consolidated Statements of Profit or Loss and Other Comprehensive Income (unaudited) Three-months ended March 31,

Statement of Cash Flows Table 7: Condensed Interim Consolidated Statement of Cash Flows (amounts expressed in millions of pesos, unless otherwise noted) 2025 2024 CASH FLOWS FROM OPERATING ACTIVITIES Net Profit (Loss) 21,250 79,061 Adjustments to reconcile net profit (loss) to net cash provided by operating activities 12,332 (50,559) Changes in operating assets and liabilities (34,908) (40,562) Net cash generated by (used in) operating activities (1,326) (12,060) CASH FLOWS FROM INVESTING ACTIVITIES Property, plant and equipment, Intangible Assets, net (11,085) (13,232) Contributions to Trust (238) (76) Net cash used in investing activities (11,324) (13,308) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds / Repayments from borrowings, Interest paid 14,966 25,671 Share repurchase plan - (646) Net cash generated by (used in) by financing activities 14,966 25,026 Net increase (decrease) in cash and cash equivalents 2,316 (343) Cash and cash equivalents at the beginning of the year 9,286 15,921 Effect of the re-expression in homogeneous cash currency ("Inflation-Adjusted") (1,107) (6,963) Effects of the exchange rate differences on cash and cash equivalents in foreign currency 128 445 Cash and cash equivalents at the end of the period 10,623 9,061 Three-months ended March 31,

IR Contact Marcos I. Gradin Chief Financial Officer and Investor Relations Diego M. Jalón Head of Investor Relations investorrelations@lomanegra.com Thank you!